UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 07/26/2007

LIGHTPATH TECHNOLOGIES INC

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 000-27548

DE	86-0708398
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2603 Challenger Tech Ct., Suite 100, Orlando, FL 32826

(Address of Principal Executive Offices, Including Zip Code)

407-382-4003

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.02.	Unregistered Sales of Equity Securities

On July 26,2007, the Company executed a Securities Purchase Agreement with 14 investors with respect to a private placement of an aggregate of 800,000 shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), and warrants to purchase 240,000 shares of Common Stock (the “Warrants”). The Company shall receive aggregate gross cash proceeds from the issuance of the Common Stock (exclusive of proceeds from any future exercise of the Warrants) in the amount $3,200,000.00. The Company has agreed to pay a 6% commission to the exclusive placement agent for the offering, First Montauk Securities Corp. The price per share of Common Stock in the private placement was $4.00, and the closing sale price of the Common Stock on the Nasdaq Capital Market on July 25, 2007, was $4.26. The Warrants have a five-year term and are exercisable by the investors after January 26, 2008, at a warrant exercise price of $5.50 per share. The Company could receive an additional $1,320,000.00 if all of the Warrants are ultimately exercised at their current exercise price. The Company intends to utilize the proceeds of the private placement to provide working capital for the Company’s operations.

The private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act (in that the shares of Common Stock were sold by the Company in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock and the shares of Common Stock underlying the Warrants are restricted securities that have not been registered under the Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

The Company and the investors also executed a Registration Rights Agreement dated July 26, 2007, pursuant to which the Company has undertaken the obligation to file with the Securities and Exchange Commission, and cause to be declared effective, a registration statement to register the shares of Common Stock issued in the private placement and the shares of Common Stock underlying the Warrants.

On July 26, 2007, the Company issued a press release disclosing the private placement. Copies of the press release and the Securities Purchase Agreement and Registration Rights Agreement executed by the Company and the investors in the offering, and the form of the Warrant issued to the investor in the offering, are attached hereto as exhibits.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

LIGHTPATH TECHNOLOGIES INC

Date: July 26, 2007.	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-4.1	From of Common Stock Purchase Warrant dated as of July 26, 2007, issued by the Company to certain investors (Filed herewith.)

EX-10.1	Securities Purchase Agreement dated as of July 26,2007, by and among the Company (Filed herewith.)

EX-10.2	Registration Rights Agreement dated as of July 26,2007, by and among the Company, (Filed herewith.)

EX-99.1	Press release dated July 26,2007, announcing the Company’s private placement, resulting in $3.2 million of new capital (Filed herewith.)

SOLICITORS, 32873, 98700, 101251084.1, 2006 PIPES 8-K